      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1998

                                                      REGISTRATION NO. 333-53061
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  EXCITE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                                       77-0378215
        (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 568-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ROBERT C. HOOD
   EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND CHIEF FINANCIAL
                                    OFFICER
                                  EXCITE, INC.
                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 568-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   Copies to:

              MARK C. STEVENS, ESQ.                          ROBERT V. GUNDERSON, JR., ESQ.
             JEFFREY R. VETTER, ESQ.                              BROOKS STOUGH, ESQ.
             MICHAEL J. MCADAM, ESQ.                              CRAIG SCHMITZ, ESQ.
              SCOTT LEICHTNER, ESQ.                             ALLISON TAKAHASHI, ESQ.
                FENWICK & WEST LLP                              GUNDERSON DETTMER STOUGH
               TWO PALO ALTO SQUARE                       VILLENEUVE FRANKLIN & HACHIGIAN, LLP
           PALO ALTO, CALIFORNIA 94306                           155 CONSTITUTION DRIVE
                  (650) 494-0600                              MENLO PARK, CALIFORNIA 94025
                                                                     (650) 321-2400

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
SECURITIES                          AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED                   REGISTERED(1)            SHARE(2)              PRICE(2)        REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value....    1,552,500 shares           $63.22             $98,149,050            $28,954(3)
======================================================================================================================

(1) Includes 202,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 14, 1998.
(3) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee.........  $ 28,954
NASD filing fee.............................................    10,315
Nasdaq National Market filing fee...........................    17,500
Accounting fees and expenses................................   175,000
Legal fees and expenses.....................................   175,000
Printing....................................................   150,000
Road show expenses..........................................    30,000
Blue sky fees and expenses..................................     5,000
Transfer agent fees and expenses............................    10,000
Miscellaneous...............................................    48,231
                                                              --------
          Total.............................................  $650,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the fullest extent permitted by law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

     Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Registrant has directors and officers liability insurance with a per claim and annual aggregate coverage limit of $5,000,000.

     The Underwriting Agreement contains covenants of indemnity between the Underwriters, the Company and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference herein:


    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------                          -------------
     1.01     -- Form of Underwriting Agreement.
     2.01     -- Agreement and Plan of Reorganization dated as of August
              7, 1996 by and among the Registrant, Excite Acquisition
                 Corporation, The McKinley Group, Inc., Isabel Maxwell,
                 Christine Maxwell, David Hayden, Roger Malina and Daniel
                 Lynch.(1)
     2.02     -- Agreement of Merger dated as of August 30, 1996 by and
              between Excite Acquisition Corporation and the McKinley
                 Group, Inc.(1)
     2.03     -- Agreement and Plan of Reorganization dated as of October
              30, 1997 by and among the Registrant, Excite Merger Sub,
                 Netbot, Inc. and certain shareholders of Netbot, Inc.(2)
     2.04     -- Agreement and Plan of Reorganization dated as of January
              15, 1998 by and among the Registrant, XCite Acquisition
                 Corporation, MatchLogic, TL Ventures III, L.P., TL
                 Ventures III Offshore, TL Ventures III, Interfund L.P.,
                 Sequel Limited Partnership, Sequel Euro Limited
                 Partnership, Internet Capital Group, L.L.C., Data
                 Strategies, Inc., and Gary Anderson.(3)
     2.05     -- Agreement and Plan of Reorganization dated as of March
              31, 1998 by and among the Registrant, Excite 2000
                 Acquisition Corporation, Classifieds2000, Inc. and
                 certain shareholders of Classifieds2000, Inc.(4)
     4.01     -- Form of Specimen Certificate for Registrant's Common
                 Stock.(5)
     4.02     -- Restated and Amended Investor's Rights Agreement.(5)
     4.03     -- Amendment to Restated and Amended Investors' Rights
              Agreement dated as of August 1, 1996.(6)
     4.04     -- Amendment to Restated and Amended Investors' Rights
              Agreement dated as of November 25, 1996.(7)
     4.05     -- Registration Rights Agreement dated as of November 25,
              1996 by and among the Registrant, America Online, Inc. and
                 AOL Ventures, Inc.(6)
     4.06     -- Voting Agreement dated as of November 25, 1996 by and
              among the Registrant and certain shareholders.(7)
     4.07     -- Letter Agreement dated as of November 25, 1996 by and
              among certain shareholders of Excite, Inc.(7)
     5.01     -- Opinion of Fenwick & West LLP regarding the legality of the securities being issued.
    23.01     -- Consent of Ernst & Young LLP, Independent Auditors.*

    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------                          -------------
    23.02     -- Consent of Price Waterhouse LLP, Independent
                 Accountants.*
    23.03     -- Consent of Fenwick & West LLP (included in Exhibit 5.01).
    24.01     -- Power of Attorney.+


---------------

 *  To be filed by amendment.


 +  Previously Filed.


(1) Previously filed with the Commission on September 12, 1996, as an exhibit to the Registrant's Current Report on Form 8-K.

(2) Previously filed with the Commission on December 4, 1997, as an exhibit to the Registrant's Current Report on Form 8-K.

(3) Previously filed with the Commission on February 17, 1998, as an exhibit to the Registrant's Current Report on Form 8-K.

(4) Previously filed with the Commission on April 17, 1998, as an exhibit to the Registrant's Current Report on Form 8-K.

(5) Previously filed with the Commission on March 29, 1996, as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA).

(6) Previously filed with the Commission on March 3, 1997, as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-22669).

(7) Previously filed with the Commission on March 31, 1997, as an exhibit to the Registrant's Annual Report on Form 10-K.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that sections
     (i) and (ii) do not apply if the information required to be included in a post-effective amendment by this section (iii) is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 9th day of June, 1998.


                                          EXCITE INC.

                                          By:      /s/ ROBERT C. HOOD

                                            ------------------------------------
                                                       Robert C. Hood
                                              Executive Vice President, Chief
                                             Administrative and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                  DATE
                      ---------                                        -----                  ----

PRINCIPAL EXECUTIVE OFFICER:

                          *                                President, Chief Executive     June 9, 1998
-----------------------------------------------------      Officer and Director
                     George Bell

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

                 /s/ ROBERT C. HOOD                        Executive Vice President,      June 9, 1998
-----------------------------------------------------      Chief Administrative Officer
                   Robert C. Hood                          and Chief Financial Officer

ADDITIONAL DIRECTORS:

                          *                                Senior Vice President and      June 9, 1998
-----------------------------------------------------      Director
                   Joseph R. Kraus

                          *                                Director                       June 9, 1998
-----------------------------------------------------
                    Vinod Khosla

                          *                                Director                       June 9, 1998
-----------------------------------------------------
                  Geoffrey Y. Yang

               *By: /s/ ROBERT C. HOOD                     Attorney-in-Fact               June 9, 1998
  ------------------------------------------------
                   Robert C. Hood

                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------    ------------------------------------------------------------
     1.01      -- Form of Underwriting Agreement.
     2.01      -- Agreement and Plan of Reorganization dated as of August
               7, 1996 by and among the Registrant, Excite Acquisition
                  Corporation, The McKinley Group, Inc., Isabel Maxwell,
                  Christine Maxwell, David Hayden, Roger Malina and Daniel
                  Lynch.(1)
     2.02      -- Agreement of Merger dated as of August 30, 1996 by and
               between Excite Acquisition Corporation and the McKinley
                  Group, Inc.(1)
     2.03      -- Agreement and Plan of Reorganization dated as of October
               30, 1997 by and among the Registrant, Excite Merger Sub,
                  Netbot, Inc. and certain shareholders of Netbot, Inc.(2)
     2.04      -- Agreement and Plan of Reorganization dated as of January
               15, 1998 by and among the Registrant, XCite Acquisition
                  Corporation, MatchLogic, TL Ventures III, L.P., TL
                  Ventures III Offshore, TL Ventures III, Interfund L.P.,
                  Sequel Limited Partnership, Sequel Euro Limited
                  Partnership, Internet Capital Group, L.L.C., Data
                  Strategies, Inc., and Gary Anderson.(3)
     2.05      -- Agreement and Plan of Reorganization dated as of March
               31, 1998 by and among the Registrant, Excite 2000
                  Acquisition Corporation, Classifieds2000, Inc. and
                  certain shareholders of Classifieds2000, Inc.(4)
     4.01      -- Form of Specimen Certificate for Registrant's Common
                  Stock.(5)
     4.02      -- Restated and Amended Investor's Rights Agreement.(5)
     4.03      -- Amendment to Restated and Amended Investors' Rights
               Agreement dated as of August 1, 1996.(6)
     4.04      -- Amendment to Restated and Amended Investors' Rights
               Agreement dated as of November 25, 1996.(7)
     4.05      -- Registration Rights Agreement dated as of November 25,
               1996 by and among the Registrant, America Online, Inc. and
                  AOL Ventures, Inc.(6)
     4.06      -- Voting Agreement dated as of November 25, 1996 by and
               among the Registrant and certain shareholders.(7)
     4.07      -- Letter Agreement dated as of November 25, 1996 by and
               among certain shareholders of Excite, Inc.(7)
     5.01      -- Opinion of Fenwick & West LLP regarding the legality of the securities being issued.
    23.01      -- Consent of Ernst & Young LLP, Independent Auditors.*
    23.02      -- Consent of Price Waterhouse LLP, Independent
                  Accountants.*
    23.03      -- Consent of Fenwick & West LLP (included in Exhibit 5.01).
    24.01      -- Power of Attorney.+


---------------

*To be filed by amendment.


 +  Previously Filed.


(1) Previously filed with the Commission on September 12, 1996, as an exhibit to the Registrant's Current Report on Form 8-K.


(2) Previously filed with the Commission on December 4, 1997, as an exhibit to the Registrant's Current Report on Form 8-K.

(3) Previously filed with the Commission on February 17, 1998, as an exhibit to the Registrant's Current Report on Form 8-K.



(4) Previously filed with the Commission on April 17, 1998, as an exhibit to the Registrant's Current Report on Form 8-K.



(5) Previously filed with the Commission on March 29, 1996, as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA).



(6) Previously filed with the Commission on March 3, 1997, as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-22669).



(7) Previously filed with the Commission on March 31, 1997, as an exhibit to the Registrant's Annual Report on Form 10-K.